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                                  EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE

                                                           Three Months ended            Six Months ended
                                                                June 30,                      June 30,
                                                          2003           2002           2003           2002
                                                       ----------     ----------     ----------     ----------
Net income                                             $  767,729     $  816,023     $1,526,007     $2,704,050
                                                       ==========     ==========     ==========     ==========

Weighted average number of common
  and common equivalent shares

Weighted average common shares outstanding              2,834,835      2,718,370      2,826,607      2,708,612

Shares issued from assumed exercise of
  common stock equivalents(1)                              42,651         90,907         46,670         79,153
                                                       ----------     ----------     ----------     ----------

Weighted average number of common and
  common equivalent shares outstanding                  2,877,486      2,809,277      2,873,277      2,787,765
                                                       ==========     ==========     ==========     ==========
Earnings per share:
         Basic                                         $      .27     $      .30     $      .54     $     1.00
                                                       ==========     ==========     ==========     ==========

         Diluted                                       $      .27     $      .29     $      .53     $      .97
                                                       ==========     ==========     ==========     ==========
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(1)      The number of common stock equivalents excluded from the computation of earnings per share for the quarter ended June 30, 2003 because they were antifilutive was 529. The number of common stock equivalents excluded from the computation of earnings per share for the six months ended June 30, 2003 and 2002 because they were antidilutive were 394 and 11,007, respectively.